Exhibit T3B-2

Incorporation number: 0374228 (May 12/11)

ANGIOTECH PHARMACEUTICALS, INC.

(the “Company”)

ARTICLES

1.	INTERPRETATION

1.1.	Definitions

In these Articles, unless the context otherwise requires:

(1)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	“CCAA Plan” means the Second Amended and Restated Plan of Compromise and Arrangement concerning, affecting and involving the Company and certain of its subsidiaries dated as of March 31, 2011 and filed with the Supreme Court of British Columbia pursuant to the Companies’ Creditors Arrangement Act (Canada), as such CCAA Plan may be amended, supplemented or restated, from time to time;

(4)	“CCAA Proceedings” means the proceeding commenced by the Company and certain of its Subsidiaries under the Companies’ Creditors Arrangement Act (Canada) on January 28, 2011 in the Supreme Court of British Columbia at Vancouver under No. S110587;

(5)	“Common Shares” means the Common Shares in the capital of the Company;

(6)	“Common Shareholders” means the registered and beneficial holders of Common Shares, and “Common Shareholder” means any one of them;

(7)	“legal personal representative” means the personal or other legal representative of the shareholder;

(8)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(9)	“seal” means the seal of the Company, if any.

1.2.	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business

Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1.	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2.	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3.	Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4.	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5.	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6.	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(1)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7.	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8.	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9.	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1.	Directors Authorized

Subject to the Business Corporations Act, to any direction to the contrary contained in a resolution passed at a general meeting authorizing any alteration to authorized share structure and to the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2.	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3.	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4.	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1 and the directors must not attribute to those past services or that property a value that exceeds the fair market value of those past services or that property.

3.5.	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1.	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register or any branch securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register or branch securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2.	Closing Register

The Company must not at any time close its central securities register.

4.3.	Branch Registers

The Company may keep or cause to kept one or more branch securities registers.

5.	SHARE TRANSFERS

5.1.	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)	a duly signed instrument of transfer in respect of the share has been received by the Company or its agent;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company or its agent;

(3)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company or its agent; and

(4)	such other evidence, if any, as the Company or the agent may require to prove the title of the transferor or the transferor’s right to transfer the shares and the right to the transferee to have the transfer registered.

5.2.	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3.	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4.	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5.	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares. A transfer, when entered in a securities register of the Company, shall confer upon the person whose name the shares have been entered into valid title to such shares.

5.6.	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

5.7.	Retention of Transfer Records

All instruments of transfer where the transfer is registered shall be retained by the Company or its agent and any instrument of transfer where the transfer is not registered shall be returned to the person depositing the same, together with the share certificate, or non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate, as applicable, which accompanied the same when tendered for registration.

6.	TRANSMISSION OF SHARES

6.1.	Legal Personal Representative Recognized on Death and Bankruptcy

In case of the death of a shareholder or in the case of the bankruptcy of a shareholder, the legal personal representative or trustee in bankruptcy, as applicable, or if the shareholder was a joint holder, the surviving joint holder or holders, will be the only persons recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative or trustee in bankruptcy, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2.	Rights of Legal Personal Representative

The legal personal representative or trustee in bankruptcy has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided that the documents required by the Business Corporations Act and the directors have been deposited with the Company; and that the transfer shall be subject to the requirements contained in these Articles.

7.	PURCHASE, REDEMPTION AND OTHER ACQUISITION OF SHARES

7.1.	Company Authorized to Purchase, Redeem or Otherwise Acquire Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2.	Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3.	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

7.4.	Directors May Decide Selection of Redeemed Shares

If the Company proposes at its option to redeem some but not all of the shares of any class or series or shares, the directors may, subject to the special rights and restrictions attached to the shares of such class or series of shares, decide the manner in which the shares to be redeemed shall be selected.

7.5.	Company Must Purchase Shares from all Shareholders on a Pro-Rata Basis

If the Company proposes at its option to purchase some but not all of the Common Shares, the directors shall offer to purchase such Common Shares on a pro rata basis from all Common Shareholders, provided that the foregoing shall not apply to purchases of equity from management issued pursuant to the Company’s management equity compensation plans.

8.	BORROWING POWERS

8.1.	Company’s Borrowing Ability

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2.	Special Privileges for Debt Obligations

Any bonds, debentures or other debt obligations of the Company may be issued with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of directors or otherwise and may, by their terms, be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the directors may determine.

8.3.	Signing of Debt Obligations

Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one director or officer of the Company or by or on behalf of the agent or trustee for the bond, debenture, or other debt obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

9.	ALTERATIONS

9.1.	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(1)	by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	reduce the maximum number of shares that the Company is authorized to issue out of any class or series of shares;

(c)	if the Company is authorized to issue shares of a class of shares with par value, decrease the par value of those shares;

(d)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(e)	alter the identifying name of any of its shares; or

(f)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act,

provided that a right or special right attached to any issued shares must not be prejudiced or interfered with unless the shareholders holding shares of the class or series of shares to which the right or special right is attached consent by a separate special resolution of those shareholders.

(2)	by ordinary resolution:

(a)	increase or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established; or

(b)	if the Company is authorized to issue shares of a class of shares with par value, if none of the shares of that class of shares are allotted or issued, increase the par value of those shares; or

(3)	by resolution of the directors, subdivide or consolidate all or any of its unissued, or fully paid issued, shares.

9.2.	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(1)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3.	Change of Name

The Company may by a resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.4.	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1.	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.1.1.	Location of Shareholders Meetings

Meetings of the shareholders of the Company for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at any place within or outside Canada as shall be fixed by the directors and designated in the notice of meeting or waiver of notice thereof.

10.2.	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3.	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders. A general meeting, if requisitioned in accordance with the Business Corporations Act, shall be called by the directors or, if not called by the directors, may be called by the requisitioning shareholders as provided for under the Business Corporations Act.

10.4.	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.5.	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6.	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7.	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8.	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9.	Class Meetings

Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of shareholders holding a particular class of shares.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1.	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2.	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is three-quarters of the votes cast on the resolution.

11.3.	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to be voted at the meeting.

11.4.	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5.	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6.	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7.	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8.	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9.	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10.	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11.	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12.	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13.	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14.	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15.	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16.	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands and on a poll, has a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17.	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18.	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19.	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20.	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21.	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22.	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23.	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.24.	Ordinary Resolution

Unless the Business Corporations Act or these Articles otherwise provide, any action that must or may be taken or authorized by the shareholders may be taken or authorized by an ordinary resolution.

12.	VOTES OF SHAREHOLDERS

12.1.	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder and entitled to vote on the matter has one vote; and

(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2.	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3.	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4.	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders and shall determine between themselves who shall be entitled to vote at the meeting.

12.5.	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6.	Proxy Provisions Do Not Apply to Company

If and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and insofar as they are not inconsistent with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

12.7.	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy, including specifying the number of shares each proxyholder shall be entitled to vote.

12.8.	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9.	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the Company is a public company;

(2)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(3)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(4)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10.	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages and by using available internet or telephone voting services as may be approved by the directors.

12.11.	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy or the revocation of the proxy or the revocation of the authority under which the proxy is given or the transfer of the shares in respect of which the proxy is given, unless notice in writing of that death, incapacity, transfer or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the chair of the meeting, before the vote is taken.

12.12.	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]

12.13.	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or at any adjournment thereof, at which the proxy is to be used;

(2)	provided, at the meeting, to the chair of the meeting before any vote in respect of which the proxy is to be used shall have been taken; or

(3)	in any other manner provided by law.

12.14.	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15.	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1.	Number of Directors

The number of directors, excluding additional directors appointed under Article 14.8, is set at seven or, if applicable, the number of directors most recently set:

(1)	by special resolution (whether or not previous notice of the resolution was given); or

(2)	under Article 14.4.

13.2.	Change in Number of Directors

If the number of directors is set under Articles 13.1(1)(a) or 13.1(2)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3.	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4.	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5.	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine or, if the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6.	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7.	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8.	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1.	Election at Annual General Meeting

Subject to Article 14.1.1, at every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.1.1.	Terms of Initial Directors following CCAA Proceedings

The first directors appointed in connection with the CCAA Proceedings shall be appointed for a term which expires at the earlier of:

(1)	June 30, 2013; and

(2)	immediately before the election or appointment of the directors elected or appointed at the third annual general meeting following the implementation of the CCAA Plan.

14.2.	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3.	Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and

(4)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4.	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at aggregate of the number of directors actually elected and the number of directors continued in office.

14.5.	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6.	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7.	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8.	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9.	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10.	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11.	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	ALTERNATE DIRECTORS

15.1.	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2.	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3.	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)	will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)	has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4.	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5.	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6.	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7.	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointor revokes the appointment of the alternate director.

15.8.	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.	POWERS AND DUTIES OF DIRECTORS

16.1.	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2.	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.3.	Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

17.	INTERESTS OF DIRECTORS AND OFFICERS

17.1.	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2.	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3.	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4.	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5.	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6.	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7.	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8.	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person, unless the shareholders otherwise direct.

18.	PROCEEDINGS OF DIRECTORS

18.1.	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2.	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting has a second or casting vote.

18.3.	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4.	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5.	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6.	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7.	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8.	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9.	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10.	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of directors in office or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11.	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of the subsequent discovery of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12.	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.	EXECUTIVE AND OTHER COMMITTEES

19.1.	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and the committee shall have, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2.	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3.	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers in the manner and at such times as the directors may require, including keeping regular minutes of their transactions and causing them to be recorded in books kept for that purpose.

19.4.	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

19.5.	Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee;

(4)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote; and

(5)	may make rules for the conduct of their business and may appoint such assistants as they may deem necessary.

20.	OFFICERS

20.1.	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2.	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3.	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4.	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.	INDEMNIFICATION

21.1.	Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

21.2.	Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3.	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4.	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5.	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.	DIVIDENDS

22.1.	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2.	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3.	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4.	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5.	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6.	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets or any part thereof;

(2)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7.	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8.	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9.	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10.	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11.	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12.	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque or warrant, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque or warrant will, to the extent of the sum represented by the cheque or warrant (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13.	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.14.	Set Aside Funds

The directors may, before declaring any dividend, set aside such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose and pending such application may, at the discretion of the directors, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit. The directors may also, without placing the same in reserve, carry forward such sums which they think prudent not to divide.

23.	ACCOUNTING RECORDS

23.1.	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2.	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3.	Copies of Financial Statements

Every shareholder shall be entitled, without charge, to a copy of the latest annual financial statement of the Company and, if otherwise required by the Business Corporations Act, a copy of each such annual financial statement and interim financial statement shall be sent to each member.

24.	NOTICES

24.1.	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient; or

(6)	as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

24.2.	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3.	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4.	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5.	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25.	SEAL

25.1.	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

25.2.	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3.	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 25.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.	SPECIAL RIGHTS AND RESTRICTIONS – COMMON SHARES

26.1.	Application

This Article 26 will cease to apply to the Company after its completion of a Qualified Initial Public Offering.

26.2.	Definitions

In this Article 26, capitalized terms that are not otherwise defined in these Articles, shall have the following meanings:

(1)	“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

(2)	“Affiliate” means (a) with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Common Shareholders (and vice versa); (b) with respect to any specified Person, if such specified Person is a natural Person, any Family Member of such natural Person; and (c) with respect to any investment funds and/or managed investment accounts, any such funds or accounts where the investment advisor and/or manager of the relevant funds and/or accounts are the same or are Affiliates of each other.

(3)	“CDS” means CDS Clearing and Depository Services Inc., or, if applicable, a successor entity to CDS Clearing and Depository Services Inc.

(4)	“DTC” means the Depository Trust Company, or, if applicable, a successor entity to the Depository Trust Company that is a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission.

(5)	“Eligible Shares” means, at the relevant time of determination the number of Common Shares then issued and outstanding.

(6)	“Family Member” means, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased and (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.

(7)	“Fairness Opinion” means the opinion of an independent financial advisor of recognized national standing in Canada or the United States of America addressed to the board with respect to the fairness, from a financial point of view, of the Going-Private Transaction.

(8)	“Going-Private Transaction” means an amalgamation, arrangement, consolidation or other transaction other than an acquisition of shares under Section 300 of the Business Corporations Act, that results in the interest of a holder of Common Shares being terminated without the consent of the holder and without the substitution of an interest of equivalent value in participating securities of the Company or of a body corporate that succeeds to the business of the Company, which participating securities have rights and privileges that are equal to or greater than the affected participating securities.

(9)	“Incentive Plan” means the 2011 Stock Incentive Plan of the Company.

(10)	“Permitted Transfer” means a Transfer to an Affiliate.

(11)	“Person” means any individual, partnership, corporation with or without share capital, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(12)	“Pro Rata Portion” means a number of Common Shares determined by multiplying (a) the total number of Common Shares proposed to be Transferred by the Prospective Selling Shareholder to the Prospective Buyer(s), by (b) a fraction, the numerator of which is the aggregate number of Common Shares held by the applicable Tag Along Holder and the denominator of which is the aggregate number of Eligible Shares.

(13)	“Prospective Buyer” means any Person proposing to acquire or acquiring Common Shares from a Prospective Selling Shareholder.

(14)	“Prospective Selling Shareholder” means any single Common Shareholder, or group of Common Shareholders that are Affiliates, that beneficially owns 45% of the issued and outstanding Common Shares and that Transfers or proposes to Transfer any Common Shares to any Prospective Buyer or Buyers in one or a series of related transactions; provided that where any such Common Shareholder or group of Common Shareholders that are Affiliates ceases to hold 45% of the issued and outstanding Common Shares but holds at least 30% of the issued and outstanding Common Shares, it shall be deemed to continue to be a Prospective Selling Shareholder.

(15)	“Qualified Initial Public Offering” means an underwritten public offering of Common Shares to the public in the United States of America or Canada (a) where the securities are thereafter listed for trading on the New York Stock Exchange or on any other nationally recognized stock exchange or over-the-counter market in North America acceptable to the board; and (b) (i) resulting in at least US$25,000,000 of gross aggregate proceeds to the Company before deducting underwriting discounts, commissions and offering expenses; or (ii) resulting in at least US$50,000,000 of gross aggregate proceeds to the Company and selling shareholders;

(16)	“Sale” means a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

(17)	“Subsidiary” of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

(18)	“Transfer” means any direct or indirect transfer, donation, sale, assignment, foreclosure or other realization with respect to a pledge, hypothecation, or grant of a security interest in (but not the mere granting of a pledge, hypothecation or security interest), or other disposal or attempted disposal of all or any portion of a Common Share, any interest or rights in a Common Share, including without limitation any beneficial interest, as applicable. “Transferred” and “Transferee” have correlative meanings;

26.3.	Restriction on Share Transfer

26.3.1.	Certain Transfers Prohibited

The following restrictions shall apply to any Transfer of Common Shares:

(1)	If any Prospective Selling Shareholder shall Transfer any Common Shares, then such Transfer shall be void and shall not be recognized by the Company to the extent such Transfer is not in compliance with this Article 26.

(2)	Any Transfer of Common Shares is subject not only to the restrictions on Transfer contained in these Articles, if applicable, but is also subject to and conditional upon the Transferor or Transferee, as applicable, complying with the requirements of applicable securities laws.

26.3.2.	Waiver

The board of directors may waive the application of Article 26.3.1 if the board of directors has determined that a Person became a Transferee in breach of this Article 26.3 where such breach was inadvertent and does not materially adversely affect the rights of Common Shareholders pursuant to Article 26.4.

26.3.3.	Transfers to the Company

Any Transfer of Common Shares to the Company or any repurchase by the Company, or its subsidiaries, of Common Shares shall not be subject to the restrictions on Transfer contained in this Article 26, but will be subject to applicable law and Article 7.

26.4.	Special Rights and Restrictions

26.4.1.	Tag Along Rights

(1)	If any Prospective Selling Shareholder proposes to directly or indirectly Sell (other than Permitted Transfers) any Common Shares to any Prospective Buyer or Buyers in a Transfer or series of related Transfers (which for greater certainty shall include any Transfer(s) that is part of a series of related Transfers that take place after the Prospective Selling Shareholder’s ownership of the outstanding Common Shares falls below 30%) that would in the aggregate constitute a transfer of more than 2.5% of the then issued and outstanding number of Eligible Shares this Article 26.4 shall apply. For greater certainty, in the event a proposed Sale as contemplated by the foregoing would require the Prospective Buyer to comply with the formal take-over bid or tender offer regime as contemplated under applicable securities laws, the Prospective Buyer and Prospective Selling Shareholder shall be deemed to have complied with the provisions in this Article 26.4 upon compliance with the requirements applicable to such offer under applicable securities laws.

(2)	The Prospective Selling Shareholder shall, at least 20 business days prior to the consummation of any such proposed Sale, furnish a written notice (the “Tag Along Notice”) to the Company, which shall promptly, and in any event, not more than five (5) business days after it receives the Tag Along Notice, furnish the Tag Along Notice to each Common Shareholder (other than the Prospective Selling Shareholder) (the “Tag Along Holder”). If DTC and/or CDS acts as depository in respect of all of the Common Shares, the Company may furnish the Tag Along Notice to each Common Shareholder by furnishing a copy of such Tag Along Notice to DTC and/or CDS for posting of such notification through the electronic system of DTC and/or CDS, as applicable, for the purpose of communicating with the Common Shareholders. For greater certainty, if DTC and/or CDS acts as depository in respect of all of the Common Shares, upon the Company delivering a copy of the Tag Along Notice to DTC and/or CDS, as applicable, in accordance with the foregoing, all Common Shareholders will be deemed to have received such Tag Along Notice, whether or not any individual Common Shareholder actually receives or becomes aware of such Tag Along Notice. The Tag Along Notice shall include:

(a)	the principal terms and conditions of the proposed Sale, including (i) the number of the Common Shares proposed to be Transferred by the Prospective Selling Shareholder; (ii) the per Common Share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof; (iii) the name and address of the Prospective Buyer with appropriate notice details sufficient to allow Tag Along Holders to give a Tag Along Exercise Notice in accordance with Article 26.4.1(3); (iv) an estimate of the anticipated costs and expenses to be incurred to complete the Sale; (v) the proposed Sale date (which shall be on or prior to the date that is not earlier than 15 business days and not more than 30 business days after delivery of such Tag Along Notice to the Tag Along Holders); and (vi) the total Eligible Shares to be Sold; and

(b)	an invitation to each Tag Along Holder to include in the proposed Sale to the Prospective Buyer any Common Shares held by such Tag Along Holder (but not in any event to exceed the Pro Rata Portion of such Tag Along Holder), on the same terms and conditions as the Prospective Selling Shareholder shall Sell its Common Shares.

(3)	Within ten (10) business days after the date of delivery of the Tag Along Notice by the Company to the Tag Along Holders in accordance with Article 26.4.1(2), each Tag Along Holder desiring to include Common Shares in the proposed Sale (each a “Tag Participating Seller” and, together with the Prospective Selling Shareholder, collectively, the “Tag Along Sellers”) shall give a written notice (the “Tag Along Exercise Notice”) to the Prospective Selling Shareholder indicating the number of Common Shares which such Tag Participating Seller desires to have included in the proposed Sale (not in any event to exceed the Pro Rata Portion of such Tag Along Holder). Each Tag Along Holder who does not give a Tag Along Exercise Notice in compliance with the above requirements, including the time period, shall be deemed to have waived all of such Tag Along Holder’s rights to participate in such Sale, and, the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer at a per Common Share price no greater than the per Common Share price set forth in the Tag Along Notice and on other principal terms and conditions which are not materially more favourable the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder.

(4)	The agreement of each Tag Participating Seller contained in its Tag Along Notice shall be irrevocable and such Tag Participating Seller shall be bound and obligated to Sell, and the Prospective Buyer shall be bound and obligated to purchase, in the proposed Sale on the same terms and conditions, with respect to each Common Share Sold as the Prospective Selling Shareholder, up to such number of Common Shares as such Tag Participating Seller shall have specified in its Tag Along Notice.

(5)

If the Prospective Selling Shareholder has not completed the proposed Sale by the end of the 30th business day after the date of delivery of the Tag Along Notice to the Tag Along Holders by the Company, the Prospective Selling Shareholder may give the Company written notice (the “Additional Tag Along Notice”), and the Company shall promptly, and in any event, not more than three (3) business days after it receives the Additional Tag Along Notice, furnish a copy of such Additional

Tag Along Notice to the Common Shareholders (which, if DTC and/or CDS acts as depository in respect of all of the Common Shares, will be sufficiently delivered if delivered to DTC and/or CDS for posting of such notification through the electronic system of DTC and/or CDS, as applicable, for the purpose of communicating with the Common Shareholders). For greater certainty, if DTC and/or CDS acts as depository in respect of all of the Common Shares, upon the Company delivering a copy of the Additional Tag Along Notice to DTC and/or CDS, as applicable, in accordance with the foregoing, all Tag Participating Sellers will be deemed to have received such Additional Tag Along Notice, whether or not any individual Tag Participating Seller actually receives or becomes aware of such Additional Tag Along Notice.

(6)	Such Additional Tag Along Notice shall propose an extension providing Tag Participating Sellers with five (5) business days to be released from their obligations under such Tag Participating Seller’s Tag Along Exercise Notice and if a Tag Participating Seller does not exercise its right to be released from its obligations, the Prospective Selling Shareholder shall have a further period specified in the Additional Tag Along Notice of up to a further 30 business days to complete the proposed Sale (the “Extension Period”). The Prospective Selling Shareholder shall be entitled to extend the completion date on two (2) occasions.

(7)	If the Prospective Selling Shareholder has not completed the proposed Sale by the end of the 30th business day after the date of delivery of the Tag Along Notice to the Tag Along Holders by the Company (or such other later date as may be applicable pursuant Article 26.4.1(5)), each Tag Participating Seller shall be released from its obligations under such Tag Participating Seller’s Tag Along Exercise Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a new Tag Along Notice to be furnished, and the terms and provisions hereof separately complied with, in order to consummate such proposed Sale, unless the failure to complete such proposed Sale resulted directly from any failure by a Tag Participating Seller to comply with the terms of this Article 26.4 in which event such Tag Participating Seller shall be deemed not to have been a Tag Participating Seller in respect of such Tag Along Notice.

(8)	Each Tag Participating Seller shall take or cause to be taken all such actions as may be necessary in order to expeditiously consummate each Sale pursuant to this Article 26.4.1, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with regulatory authorities, and otherwise cooperating with the Prospective Selling Shareholder(s) and the Prospective Buyer; provided, however, that Tag Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence; provided, further, that in connection with any such Sale, no Tag Participating Seller shall be required in connection therewith or as a condition thereto to (a) qualify to do business or to file a general consent to service of process in any such jurisdictions, unless such Tag Participating Seller is already subject to service in such jurisdiction; (b) make joint representations, warranties or agree to any restrictive covenant; or (c) be liable as to any representations, warranties, covenants or other agreements, indemnities or otherwise in excess of the proceeds received by such Tag Participating Seller in connection with such Transfer (provided, that in no event will a Tag Participating Seller be responsible for more than the lesser of (i) its pro rata share of any indemnification obligations; and (ii) the proceeds such Tag Participating Seller receives in connection with such Transfer). Without limiting the generality of the foregoing, each Tag Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Shareholder(s) to which such Prospective Selling Shareholder(s) will also be party, including agreements to (a) make individual representations, warranties covenants and other agreements as to the unencumbered title to its Common Shares and the power, authority and legal right to Transfer such Common Shares and the absence of any Adverse Claim with respect to such Common Shares; and (b) be liable severally, but not jointly, as to such Tag Participating Seller’s own representations, warranties, covenants and agreements in each case to the same extent as the Prospective Selling Shareholder(s) are liable for the comparable representations, warranties covenants and agreements made by them or on their behalf; provided, that such Tag Participating Seller’s liability shall not exceed the lesser of (i) its pro rata share of the aggregate of such liability; and (ii) the proceeds received by such Tag Participating Seller in connection with such Transfer.

(10)	The closing of a Sale to which this Article 26.4.1 applies shall take place on the proposed Transfer date specified in the Tag Along Notice, which proposed Transfer date shall be, subject to Article 26.4.1(5), on or prior to the 30th business day after delivery of the Tag Along Notice to the Tag Along Holders and at such place in Canada or the United States of America as the Prospective Selling Shareholder shall specify by notice to each Tag Participating Seller. At the closing of such Sale, the Prospective Selling Shareholder and each Tag Participating Seller shall deliver certificates evidencing the Common Shares to be Sold by such Tag Participating Seller, if any, duly endorsed or with stock (or equivalent) powers duly endorsed for transfer, or any other form of transfer with respect to uncertificated Common Shares, with signatures guaranteed, free and clear of any Adverse Claim, with any applicable stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

(11)	Nothing in this Article 26.4.1 will restrict the Transfer of Common Shares by a Person who is not a Prospective Selling Shareholder.

26.4.2.	Pre-Emptive Rights

(1)

If the Company wishes to issue additional Common Shares or other equity securities or securities convertible into equity securities (the “Offered Securities”) after implementation of the CCAA Plan (in each case, a “New Issuance”), then the Company shall first offer to sell to each Common Shareholder that is an accredited investor (as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”)) or is otherwise exempt under NI 45-106 from the prospectus and registration requirements of applicable Canadian securities laws and applicable U.S. securities laws, by delivery of a written notice (the “New Issuance Notice”) to each Common Shareholder. If DTC and/or CDS acts as depository in respect of all of the Common Shares, such New Issuance Notice will be sufficiently delivered if delivered to DTC and/or CDS, as applicable, for posting of such notification through the electronic system of DTC and/or CDS, as applicable, for the purpose of communicating with Common Shareholders. For the avoidance of doubt, if DTC and/or CDS acts as depository in respect of all of the Common Shares, upon the Company delivering a copy of the New Issuance Notice to DTC and/or CDS, as applicable, in accordance with the foregoing, all Common Shareholders will be deemed to have received such New Issuance Notice, whether or not any individual Common Shareholder actually receives or becomes aware of such New Issuance Notice. Each Common Shareholder shall have the right to purchase up to the percentage of the Offered Securities, as applicable, equal to the number of Common Shares held by such Common Shareholder, as a percentage of the number of issued and outstanding Common Shares immediately prior to the New Issuance.

(2)	The New Issuance Notice shall set forth in reasonable detail the terms and conditions of such New Issuance and the basis and calculation of the right of the Common Shareholder to purchase Common Shares hereunder with respect thereto.

(3)	In order to exercise its purchase rights hereunder, a Common Shareholder must, within ten (10) business days of the Company’s delivery of the New Issuance Notice, deliver a written notice to the Company describing its election to purchase all or any portion of the Offered Securities such Common Shareholder is entitled to purchase hereunder (each such Common Shareholder who elects to purchase Offered Securities, being a “Subscribing Shareholder”).

(4)	In the event that not all Offered Securities are taken up by the Subscribing Shareholders, the Company shall offer to each Subscribing Shareholder that has taken up its full pro rata share of the Offered Securities, an opportunity to purchase that portion of the Offered Securities not taken up (the “Top Up Securities”) by giving a notice to each such Subscribing Shareholder (the “Top Up Notice”). The Top Up Notice shall set forth the number of the Top Up Securities that are available for purchase.

Each Subscribing Shareholder who receives the Top Up Notice may elect to purchase all or any part of the Top Up Securities by notifying the Company of the number of Top Up Securities it wishes to purchase by delivering a written notice to the Company within five (5) Business Days of the Company’s delivery of the Top Up Notice. If the number of Top Up Securities for which elections to purchase have been received exceeds the number of Top Up Securities, the Top Up Securities shall be allocated pro rata among such Subscribing Shareholders, based on their respective holdings of Common Shares.

If the number of Top Up Securities for which elections to purchase have been received is less than the number of Top Up Securities, the Company shall advise the Subscribing Shareholders by written notice (the “Election Notice”) whether (a) the Company intends to proceed with the New Issuance at the reduced amount; or (b) the Company intends to issue the balance of the Offered Securities to a third party purchaser. If the Company advises that it intends to proceed with the reduced amount, any Subscribing Shareholder may terminate its election to purchase Offered Securities by giving written notice to the Company within five (5) business days of receipt of the Election Notice. If the Company advises that it intends to issue the remaining balance of the Offered Securities to a third party purchaser, the Company shall be entitled to do so; provided, however, that the price of such Offered Securities (on a per share basis) and the other terms of such sale of Offered Securities shall be no more favourable to the purchaser thereof than was offered to the Common Shareholders in the foregoing notice of the New Issuance. Any sale of Offered Securities to Subscribing Shareholders only shall be completed within ten (10) business days of the Offered Securities being fully taken up. Any sale of Offered Securities to Subscribing Shareholders of the Company and a third party purchaser shall be completed with sixty (60) days of the Company delivering the Election Notice.

(5)	A Subscribing Shareholder shall tender cash payment in full for such purchase within five (5) business days of the Company delivering a written request to all Subscribing Shareholders and if applicable any third party purchaser acquiring the balance of the Offered Securities, failing which such purchase right shall terminate without further action by the Company, and be at an end, and the Company shall be entitled to sell the Offered Securities allocated to the defaulting Subscribing Shareholder without being subject to such pre-emptive purchase right; provided, however, that the price of such Offered Securities (on a per share basis) and the other terms of such sale of Offered Securities shall be no more favourable to the purchaser thereof than was offered to the Common Shareholders in the foregoing notice of the New Issuance.

(6)	No Common Shareholder shall have a pre-emptive right in respect of Common Shares or other equity securities or securities convertible into equity securities to be issued (a) pursuant to an equity compensation plan of the Company (including, but not limited to, the Incentive Plan); (b) upon the exercise of any options or other convertible or exchangeable securities granted pursuant to an equity compensation plan of the Company (including, but not limited to, the Incentive Plan); (c) upon the exercise of conversion or exchange rights attached to other securities issued by the Corporation; (d) in connection with a Qualified Initial Public Offering; (e) pursuant to or in connection with a bona fide acquisition by the Company of a business or assets to be used in the business from an arm’s length third party approved by the board; (f) in connection with the issue by the Company of up to 5% of the Eligible Shares in any one year; (g) in connection with a merger or consolidation of the Company with or into another Person approved by the board and approved as required in these Articles; (h) as a bona fide “equity kicker” to a lender in connection with third party debt financing, representing not more than 10% of the Eligible Shares; or (i) a New Issuance in respect of which holders of two-thirds of the issued and outstanding Common Shares have agreed in writing to waive the pre-emptive rights in respect of a New Issuance to a third party purchaser; provided that where there is a Special Majority Shareholder (as defined below), an additional waiver shall be required from holders of a majority of the issued and outstanding Common Shares not held by the Special Majority Shareholder.

26.4.3.	Going-Private Transactions

Without limiting any obligations of the Company or rights of shareholders under applicable law, the Company shall not enter into a Going-Private Transaction unless such transaction has been approved by the board of directors and the Company has received a Fairness Opinion with respect to such Going-Private Transaction, a copy of which is made available to Common Shareholders in connection with the Going-Private Transaction.

26.4.4.	Affiliated Transactions and Amendments to Share Terms

Without limiting any obligations of the Company or rights of shareholders under applicable law, if at any time any single Common Shareholder or group of Common Shareholders that are Affiliates beneficially owns 66% or more of the outstanding Common Shares (a “Special Majority Shareholder”), (1) the Company will not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Special Majority Shareholder or its Affiliates (each, an “Affiliate Transaction”), unless the Affiliate Transaction is on terms that are no less favourable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated Person and with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company has received a Fairness Opinion with respect to the Affiliate Transaction; and (2) and any matter is proposed that requires approval by Special Resolution, such matter must also be approved by an ordinary resolution passed by the Common Shareholders (in respect of which ordinary resolution, the Special Majority Shareholder shall not be entitled to vote) where such matter relates directly or indirectly to an Affiliate Transaction or is an amendment to this Article 26; provided that the foregoing shall not apply to a Going-Private Transaction implemented in compliance with Article 26.4.3 or a New Issuance implemented in compliance with Article 26.4.2.

ARTICLES

of

ANGIOTECH PHARMACEUTICALS, INC.

TABLE OF CONTENTS

1.	INTERPRETATION		1
	1.1.	Definitions	1
	1.2.	Business Corporations Act and Interpretation Act Definitions Applicable	1

2.	SHARES AND SHARE CERTIFICATES		2
	2.1.	Authorized Share Structure	2
	2.2.	Form of Share Certificate	2
	2.3.	Shareholder Entitled to Certificate or Acknowledgment	2
	2.4.	Delivery by Mail	2
	2.5.	Replacement of Worn Out or Defaced Certificate or Acknowledgement	2
	2.6.	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment	2
	2.7.	Splitting Share Certificates	3
	2.8.	Certificate Fee	3
	2.9.	Recognition of Trusts	3

3.	ISSUE OF SHARES		3
	3.1.	Directors Authorized	3
	3.2.	Commissions and Discounts	3
	3.3.	Brokerage	4
	3.4.	Conditions of Issue	4
	3.5.	Share Purchase Warrants and Rights	4

4.	SHARE REGISTERS		4
	4.1.	Central Securities Register	4
	4.2.	Closing Register	5
	4.3.	Branch Registers	5

5.	SHARE TRANSFERS		5
	5.1.	Registering Transfers	5
	5.2.	Form of Instrument of Transfer	5
	5.3.	Transferor Remains Shareholder	5
	5.4.	Signing of Instrument of Transfer	5
	5.5.	Enquiry as to Title Not Required	6
	5.6.	Transfer Fee	6
	5.7.	Retention of Transfer Records	6

6.	TRANSMISSION OF SHARES		6
	6.1.	Legal Personal Representative Recognized on Death and Bankruptcy	6
	6.2.	Rights of Legal Personal Representative	6

7.	PURCHASE, REDEMPTION AND OTHER ACQUISITION OF SHARES		7
	7.1.	Company Authorized to Purchase, Redeem or Otherwise Acquire Shares	7
	7.2.	Purchase, Redemption or Other Acquisition When Insolvent	7
	7.3.	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares	7
	7.4.	Directors May Decide Selection of Redeemed Shares	7

	7.5.	Company Must Purchase Shares from all Shareholders on a Pro-Rata Basis	7

8.	BORROWING POWERS		8
	8.1.	Company’s Borrowing Ability	8
	8.2.	Special Privileges for Debt Obligations	8
	8.3.	Signing of Debt Obligations	8

9.	ALTERATIONS		8
	9.1.	Alteration of Authorized Share Structure	8
	9.2.	Special Rights and Restrictions	9
	9.3.	Change of Name	10
	9.4.	Other Alterations	10

10.	MEETINGS OF SHAREHOLDERS		10
	10.1.	Annual General Meetings	10
	10.2.	Resolution Instead of Annual General Meeting	10
	10.3.	Calling of Meetings of Shareholders	10
	10.4.	Notice for Meetings of Shareholders	10
	10.5.	Record Date for Notice	11
	10.6.	Record Date for Voting	11
	10.7.	Failure to Give Notice and Waiver of Notice	11
	10.8.	Notice of Special Business at Meetings of Shareholders	11
	10.9.	Class Meetings	12

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		12
	11.1.	Special Business	12
	11.2.	Special Majority	12
	11.3.	Quorum	13
	11.4.	One Shareholder May Constitute Quorum	13
	11.5.	Other Persons May Attend	13
	11.6.	Requirement of Quorum	13
	11.7.	Lack of Quorum	13
	11.8.	Lack of Quorum at Succeeding Meeting	14
	11.9.	Chair	14
	11.10.	Selection of Alternate Chair	14
	11.11.	Adjournments	14
	11.12.	Notice of Adjourned Meeting	14
	11.13.	Decisions by Show of Hands or Poll	14
	11.14.	Declaration of Result	14
	11.15.	Motion Need Not be Seconded	15
	11.16.	Casting Vote	15
	11.17.	Manner of Taking Poll	15
	11.18.	Demand for Poll on Adjournment	15
	11.19	Chair Must Resolve Dispute	15
	11.20.	Casting of Votes	15
	11.21.	Demand for Poll	16
	11.22.	Demand for Poll Not to Prevent Continuance of Meeting	16
	11.23.	Retention of Ballots and Proxies	16
	11.24.	Ordinary Resolution	16

12.	VOTES OF SHAREHOLDERS		16
	12.1.	Number of Votes by Shareholder or by Shares	16
	12.2.	Votes of Persons in Representative Capacity	16
	12.3.	Votes by Joint Holders	16
	12.4.	Legal Personal Representatives as Joint Shareholders	17
	12.5.	Representative of a Corporate Shareholder	17
	12.6.	Proxy Provisions Do Not Apply to Company	17
	12.7.	Appointment of Proxy Holders	18
	12.8.	Alternate Proxy Holders	18
	12.9.	When Proxy Holder Need Not Be Shareholder	18
	12.10.	Deposit of Proxy	18
	12.11.	Validity of Proxy Vote	19
	12.12.	Form of Proxy	19
	12.13.	Revocation of Proxy	19
	12.14.	Revocation of Proxy Must Be Signed	20
	12.15.	Production of Evidence of Authority to Vote	20

13.	DIRECTORS		20
	13.1.	Number of Directors	20
	13.2.	Change in Number of Directors	20
	13.3.	Directors’ Acts Valid Despite Vacancy	20
	13.4.	Qualifications of Directors	21
	13.5.	Remuneration of Directors	21
	13.6.	Reimbursement of Expenses of Directors	21
	13.7.	Special Remuneration for Directors	21
	13.8.	Gratuity, Pension or Allowance on Retirement of Director	21

14.	ELECTION AND REMOVAL OF DIRECTORS		21
	14.1.	Election at Annual General Meeting	21
	14.2.	Consent to be a Director	22
	14.3.	Failure to Elect or Appoint Directors	22
	14.4.	Places of Retiring Directors Not Filled	22
	14.5.	Directors May Fill Casual Vacancies	23
	14.6.	Remaining Directors Power to Act	23
	14.7.	Shareholders May Fill Vacancies	23
	14.8.	Additional Directors	23
	14.9.	Ceasing to be a Director	23
	14.10.	Removal of Director by Shareholders	23
	14.11.	Removal of Director by Directors	24

15.	ALTERNATE DIRECTORS		24
	15.1.	Appointment of Alternate Director	24
	15.2.	Notice of Meetings	24
	15.3.	Alternate for More Than One Director Attending Meetings	24
	15.4.	Consent Resolutions	25
	15.5.	Alternate Director Not an Agent	25
	15.6.	Revocation of Appointment of Alternate Director	25
	15.7.	Ceasing to be an Alternate Director	25
	15.8.	Remuneration and Expenses of Alternate Director	25

16.	POWERS AND DUTIES OF DIRECTORS		25
	16.1.	Powers of Management	25
	16.2.	Appointment of Attorney of Company	25
	16.3.	Remuneration of Auditor	26

17.	INTERESTS OF DIRECTORS AND OFFICERS		26
	17.1.	Obligation to Account for Profits	26
	17.2.	Restrictions on Voting by Reason of Interest	26
	17.3.	Interested Director Counted in Quorum	26
	17.4.	Disclosure of Conflict of Interest or Property	26
	17.5.	Director Holding Other Office in the Company	26
	17.6.	No Disqualification	27
	17.7.	Professional Services by Director or Officer	27
	17.8.	Director or Officer in Other Corporations	27

18.	PROCEEDINGS OF DIRECTORS		27
	18.1.	Meetings of Directors	27
	18.2.	Voting at Meetings	27
	18.3.	Chair of Meetings	27
	18.4.	Meetings by Telephone or Other Communications Medium	28
	18.5.	Calling of Meetings	28
	18.6.	Notice of Meetings	28
	18.7.	When Notice Not Required	28
	18.8.	Meeting Valid Despite Failure to Give Notice	28
	18.9.	Waiver of Notice of Meetings	29
	18.10.	Quorum	29
	18.11.	Validity of Acts Where Appointment Defective	29
	18.12.	Consent Resolutions in Writing	29

19.	EXECUTIVE AND OTHER COMMITTEES		30
	19.1.	Appointment and Powers of Executive Committee	30
	19.2.	Appointment and Powers of Other Committees	30
	19.3.	Obligations of Committees	30
	19.4.	Powers of Board	31
	19.5.	Committee Meetings	31

20.	OFFICERS		31
	20.1.	Directors May Appoint Officers	31
	20.2.	Functions, Duties and Powers of Officers	31
	20.3.	Qualifications	32
	20.4.	Remuneration and Terms of Appointment	32

21.	INDEMNIFICATION		32
	21.1.	Definitions	32
	21.2.	Mandatory Indemnification of Directors and Former Directors	32
	21.3.	Indemnification of Other Persons	33
	21.4.	Non-Compliance with Business Corporations Act	33
	21.5.	Company May Purchase Insurance	33

22.	DIVIDENDS		33
	22.1.	Payment of Dividends Subject to Special Rights	33

	22.2.	Declaration of Dividends	33
	22.3.	No Notice Required	33
	22.4.	Record Date	34
	22.5.	Manner of Paying Dividend	34
	22.6.	Settlement of Difficulties	34
	22.7.	When Dividend Payable	34
	22.8.	Dividends to be Paid in Accordance with Number of Shares	34
	22.9.	Receipt by Joint Shareholders	34
	22.10.	Dividend Bears No Interest	34
	22.11.	Fractional Dividends	34
	22.12.	Payment of Dividends	35
	22.13.	Capitalization of Surplus	35
	22.14.	Set Aside Funds	35

23.	ACCOUNTING RECORDS		35
	23.1.	Recording of Financial Affairs	35
	23.2.	Inspection of Accounting Records	35
	23.3.	Copies of Financial Statements	35

24.	NOTICES		36
	24.1.	Method of Giving Notice	36
	24.2.	Deemed Receipt of Mailing	37
	24.3.	Certificate of Sending	37
	24.4.	Notice to Joint Shareholders	37
	24.5.	Notice to Trustees	37

25.	SEAL		37
	25.1.	Who May Attest Seal	37
	25.2.	Sealing Copies	38
	25.3.	Mechanical Reproduction of Seal	38

26.	SPECIAL RIGHTS AND RESTRICTIONS – COMMON SHARES		38
	26.1.	Application	38
	26.2.	Definitions	38
	26.3.	Restriction on Share Transfer	40
	26.4.	Special Rights and Restrictions	41

v

NUMBER: 374228

CERTIFICATE
OF
CHANGE OF NAME
COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that

HOLWEST INDUSTRIES LTD.

has this day changed its name to

ANGIOGENESIS TECHNOLOGIES, INC.

Issued under my hand at Victoria, British Columbia on January 06, 1993 /s/ JOHN S. POWELL JOHN S. POWELL A/Registrar of Companies

NUMBER: 374228

CERTIFICATE
OF
CHANGE OF NAME
COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that

ANGIOGENESIS TECHNOLOGIES, INC.

has this day changed its name to

ANGIOTECH PHARMACEUTICALS, INC.

Issued under my hand at Victoria, British Columbia on September 06, 1996 /s/ JOHN S. POWELL JOHN S. POWELL Registrar of Companies